EXHIBIT 22

PARITZ & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT AUDITORS

                We have issued our report dated March 10, 2005, accompanying the financial statements of Trimol Group, Inc. to be contained in the Annual Report on Form 10-KSB (the “10-KSB”) for Trimol Group, Inc., a Delaware corporation, for its fiscal year ended December 31, 2004. We consent to the use of the aforementioned report in the 10-KSB and to the use of our name as it appears therein.

/s/ Paritz & Company, P.A.
————————————
PARITZ & COMPANY, P.A.
Certified Public Accountants

April 14, 2005
35